UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

XBP Global Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6641 N. Belt Line Road, Suite 100 Irving, Texas	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	XBP	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2025, XBP Global Holdings, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Letter notified the Company that, for a period of 30 consecutive business days, the bid price for the Company’s common stock, $0.0001 par value per share (the “Common Stock”), had closed below the $1.00 per share minimum bid price requirement for continued listing on the Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) during the period August 4, 2025 to September 15, 2025.

It is important to note that the Nasdaq Minimum Bid Price Requirement is based on the closing bid price, which is the highest price a buyer has offered to pay for the stock at the 4:00 p.m. ET market close, as shown in Nasdaq’s official quotation system. This is distinct from the closing price, which represents the final price at which the stock was traded during the day. While the Company’s closing price exceeded $1.00 per share during the relevant 30-day period, the closing bid price remained below the $1.00 threshold, resulting in the deficiency notice.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a 180-calendar-day compliance period, ending on March 16, 2026 (the “Initial Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the Initial Compliance Period (Nasdaq may extend this ten-day period at its discretion, such as in cases of price volatility near the threshold, pursuant to Nasdaq Listing Rule 5810(c)(3)(H)).

The closing bid price of the Common Stock has been above the $1.00 threshold in recent trading sessions, which the Company believes provides a strong foundation for achieving compliance within the Initial Compliance Period. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing standard during the Initial Compliance Period.

If the Company does not regain compliance by March 16, 2026, it may be eligible for an additional 180-calendar-day compliance period (the “Second Compliance Period”), provided it meets all other applicable listing standards and notifies Nasdaq of its intent to cure the deficiency during the Second Compliance Period. If the Staff concludes that the Company will not be able to cure the deficiency, or if the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by the Staff, the Staff will provide written notice to the Company that the Common Stock will be subject to delisting. The Company may appeal such delisting determination to a Nasdaq Hearings Panel. However, there can be no assurance that such appeal would be successful.

The Company is actively monitoring the bid price of its Common Stock and evaluating all available options to address the deficiency. The Letter has no immediate effect on the listing of the Company’s Common Stock or its publicly traded warrants, which will continue to trade on the Nasdaq Capital Market under the symbols “XBP” and “XBPW,” respectively, at this time.

Cautionary Information Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement within the required timeframe. These statements are based on the current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of such filings are available on the SEC’s website at www.sec.gov. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. The

Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2025

XBP GLOBAL HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Dejan Avramovic
Chief Financial Officer